UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2017

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9555 Maroon Circle, Englewood, CO		80112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

CSG Systems International, Inc. (“CSG”) currently generates a material portion of its revenues from Charter Corporation Inc. (“Charter”), which acquired Time Warner Cable, Inc. (“Time Warner”) in May 2016.  In connection with the acquisition, the Time Warner Master Subscriber Management Agreement (the “Time Warner Agreement”) was assigned to Charter.  The combined Charter/Time Warner revenues represented approximately 21% of CSG’s total revenues for the year ended December 31, 2016, making Charter CSG’s second largest client.

Our current agreement with Charter runs through December 31, 2019.  The Time Warner Agreement, which covers the Time Warner customer accounts serviced by CSG and now owned by Charter, was originally set to expire on March 31, 2017, but was extended on March 30, 2017 for one month through April 30, 2017.   On April 28, 2017, the Time Warner Agreement was amended to provide for an additional one-month extension through May 31, 2017, while the parties continue to finalize terms relating to a new long-term Charter Consolidated Master Subscriber Management System Agreement that will provide CSG products and services covering both Time Warner and Charter customer accounts under one master agreement.

A copy of the amendment, with confidential information redacted, will be filed as an exhibit to CSG’s Form 10-Q for the quarter ended June 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 1, 2017

CSG SYSTEMS INTERNATIONAL, INC.
By:	/s/ Rolland B. Johns
Rolland B. Johns
Chief Accounting Officer